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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of RCN Corporation of our report dated March 14, 2000 covering 21st Century Telecom Group, Inc.'s consolidated financial statements as of December 31, 1999 and December 31, 1998 and the results of its operations and its cash flows for the year ended December 31, 1999, the nine months ended December 31, 1998 and the twelve months ended March 31, 1998, appearing in 21st Century's Annual Report on Form 10-K for the period ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                ARTHUR ANDERSEN LLP

                                                /S/ ARTHUR ANDERSEN LLP
                                                --------------------------------
Chicago, Illinois

March 29, 2000